Exhibit 99.1

             Cirrus Logic Reports Fiscal Q3 2005 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--Jan. 26, 2005--Cirrus Logic Inc. (Nasdaq:CRUS) today announced financial results for the third quarter of fiscal year 2005, ended Dec. 25, 2004.
    The company reported third quarter fiscal year 2005 revenue of $44.0 million compared with $51.3 million in the prior quarter. These results do not include $2.2 million of product shipped during the December quarter for which we have been unable to determine what amount should properly be recognized as revenue in the December quarter. Consequently, the company has not included this in the revenue for the quarter and has deferred recognizing this revenue until such time as this determination can be made.
    Third quarter gross margin was 39.1 percent, compared with 44.7 percent in the prior quarter. Third quarter gross margin was adversely impacted by a net charge of $5.0 million for excess and obsolete inventory, which had a negative impact on gross margin of 10.8 percentage points and was further negatively impacted by 2.8 percentage points relating to the revenue deferral. Third quarter combined research and development and selling, general and administrative expenses were $25.1 million, compared with $31.0 million in the prior quarter.
    Net income in the third fiscal quarter was $2.5 million, or $0.03 per share. The third quarter results include a $15.2 million income tax benefit, a $2.3 million reclaimed Goods and Services tax for the years 1997 to 2000 in SG&A, a $0.6 million legal expense accrual reduction associated with a prior patent transaction, partially offset by $6.5 million of expenses primarily for amortization of acquired intangibles, restructuring-related items and abandonment of software, as well as a $5.0 million net inventory charge. In comparison, the company reported a net loss of $15.1 million in the prior quarter, or a loss of $0.18 per share, which included $8.0 million in charges primarily for abandoned software, restructuring- and acquisition-related items.
    Total cash and marketable securities at the end of the third quarter was $178.4 million, compared with $177.7 million at the end of the prior quarter.
    "As we mentioned in our Dec. 16, 2004, press announcement, results were negatively impacted by the continued slow demand for consumer integrated circuits, especially audio converters sold into the Chinese DVD player market where we have a large market share," said David D. French, president and CEO of Cirrus Logic Inc. "Sales of our ICs used in DVD recording applications were also below our expectations going into the just completed quarter."
    Cirrus Logic announced on Dec. 16, 2004, actions to better align its resources to address anticipated market opportunities and to reduce operating expenses. During the December quarter, the company implemented a new product-centric organizational structure. The company also initiated a workforce reduction and began facility consolidation activities, which are expected to provide annualized savings of $8 million to $12 million, beginning in the March quarter.

    Outlook and Guidance

    "As we plan for the March quarter, we have limited demand visibility and remain cautious with regard to channel and customer inventories and consumer demand. While we believe that we will see a continued reduction in component inventories in many of the markets we serve, our guidance reflects a conservative view," said French.

    The following outlook does not include an estimate for the recognition of the deferred revenue from the third fiscal quarter.

    Fourth Quarter FY 05 (ending March 26, 2005)

    -- Sales are expected to range between $40 million and $42 million;

    -- Gross margin is expected to range between 51 percent and 53 percent.

    -- Combined R&D and SG&A expenses are expected to range between $25 million and $26 million.

    -- Completion of the restructuring activity announced on Dec. 16, 2004, is expected to result in a charge of between $1.0 million and $2.0 million.

    -- Net inventory is expected to be reduced by $3 million to $5 million through operational activities.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss these results today, Jan. 26, at 4:00 p.m. Central Time. Those wishing to join should dial 201-689-8044 at approximately 3:50 p.m. Central Time. A replay of the call will be available starting one hour after the completion of the call until Feb. 9, 2005. To access the replay, dial 201-612-7415 (account #: 2445; conference #: 133018). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Upcoming Conference

    Cirrus Logic management will be presenting at the Thomas Weisel Partners Technology Conference on Feb. 8 in San Francisco. Those wishing to listen to management's presentation can hear a live and/or an archived webcast of these available events at www.cirrus.com.

    Cirrus Logic Inc.

    Cirrus Logic is a premier supplier of high-performance analog, mixed-signal and digital processing solutions for consumer entertainment electronics, automotive entertainment and industrial product applications. Building on its global market leadership in audio ICs and its rich mixed-signal patent portfolio, Cirrus Logic targets audio, video and precision mixed-signal applications in these growing markets. The company operates from headquarters in Austin, Texas, with offices in California, Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release, including our estimates of fourth quarter fiscal year 2005 sales, gross margin, combined research and development and selling, general and administrative expense levels, restructuring activities, inventory reduction, and expectations regarding our revenue growth are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; the expansion of the consumer digital entertainment electronics market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the results of any potential and pending litigation matters; the level of orders and shipments during the fourth quarter of fiscal year 2005, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued substantial investments in research and development; foreign currency fluctuations; the retention of key employees; the impact of restructuring and other costs, such as work force reductions and facility consolidations; and the risk factors listed in our Form 10-K for the year ended March 27, 2004, and in other filings with the Securities and Exchange Commission. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc. All other product names noted herein may be trademarks of their respective holders.

    Summary financial data follows:


                          CIRRUS LOGIC INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
         (in thousands, except per share amounts; unaudited)

                                                  Quarter Ended
                                           ---------------------------
                                           Dec. 25, Sept. 25, Dec. 27,
                                             2004     2004      2003
                                           -------- --------- --------
Net sales                                  $44,036   $51,332  $55,270
Cost of sales                               26,834    28,404   26,552
                                           -------- --------- --------
  Gross Margin                              17,202    22,928   28,718
                                           -------- --------- --------
  Gross Margin Percentage                     39.1%     44.7%    52.0%

Operating expenses:
  Research and development                  15,480    17,793   18,224
  Selling, general and administrative        9,611    13,162   12,163
  Amortization of acquired intangibles       3,419     3,419    3,419
  Restructuring and other costs              3,107     4,148      896
  Litigation settlement                         --        --  (45,000)
  Patent agreement                            (593)       --       --
                                           -------- --------- --------
    Total operating expenses                31,024    38,522  (10,298)
                                           -------- --------- --------
    Total operating expenses as a percent
     of revenue                               70.5%     75.0%  (18.6%)

Income (loss) from operations              (13,822)  (15,594)  39,016
Operating income (loss) as a percent
 of revenue                                 (31.4%)   (30.4%)    70.6%

Interest income (expense), net                 946       604      450
Other income (expense), net                    272        (5)      58
                                           -------- --------- --------
Income (loss) before income taxes          (12,604)  (14,995)  39,524
Provision (benefit) for income taxes       (15,134)       66       75
                                           -------- --------- --------
Net income (loss)                           $2,530  $(15,061) $39,449
                                           ======== ========= ========

Basic income (loss) per share                $0.03    $(0.18)   $0.47
Diluted income (loss) per share              $0.03    $(0.18)   $0.46

  Basic weighted average common shares
   outstanding                              84,773    84,671   84,015
  Diluted weighted average common shares
   outstanding                              86,159    84,671   86,440

 Prepared in accordance with Generally Accepted Accounting Principles


                          CIRRUS LOGIC INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
         (in thousands, except per share amounts; unaudited)

                                                  Nine Months Ended
                                                ----------------------
                                                Dec. 25,     Dec. 27,
                                                  2004         2003
                                                ---------    ---------
Net sales                                       $154,485     $146,124
Cost of sales                                     82,682       71,673
                                                ---------    ---------
  Gross Margin                                    71,803       74,451
                                                ---------    ---------
  Gross Margin Percentage                           46.5%        51.0%

Operating expenses:
  Research and development                        51,980       59,297
  Selling, general and administrative             35,267       36,883
  Amortization of acquired intangibles            10,257       10,975
  Restructuring and other costs                    8,978        8,931
  Litigation settlement                               --      (45,000)
  Patent agreement and settlement, net              (593)     (14,402)
                                                ---------    ---------
    Total operating expenses                     105,889       56,684
                                                ---------    ---------
    Total operating expenses as a percent
     of revenue                                     68.5%        38.8%

Income (loss) from operations                    (34,086)      17,767
Operating income (loss) as a percent of revenue   (22.1%)        12.2%

Realized gain on marketable equity securities        669       10,080
Interest income (expense), net                     2,246        1,320
Other income (expense), net                          201           (7)
                                                ---------    ---------
Income (loss) before income taxes                (30,970)      29,160
Benefit for income taxes                         (15,044)      (7,026)
                                                ---------    ---------
Net income (loss)                               $(15,926)     $36,186
                                                =========    =========

Basic income (loss) per share                     $(0.19)       $0.43
Diluted income (loss) per share                   $(0.19)       $0.42

  Basic weighted average common shares
   outstanding                                    84,621       83,908
  Diluted weighted average common shares
   outstanding                                    84,621       85,258

 Prepared in accordance with Generally Accepted Accounting Principles


                          CIRRUS LOGIC INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                      (in thousands; unaudited)

                                         Dec. 25,  Sept. 25, Dec. 27,
                                           2004      2004      2003
                                         --------- --------- ---------
 ASSETS
 Current assets
  Cash and cash equivalents               $93,432  $100,050  $172,268
  Restricted investments                    7,784     7,184     7,751
  Marketable securities                    61,893    45,435     2,466
  Accounts receivable, net                 21,050    28,677    18,710
  Inventories                              32,330    42,582    26,836
  Other current assets                      7,249     5,372    11,181
                                         --------- --------- ---------
      Total Current Assets                223,738   229,300   239,212

 Long-term marketable securities           15,319    25,053        --
 Property and equipment, net               19,934    21,843    23,814
 Intangibles, net                          14,807    19,923    32,663
 Other assets                               2,907     2,862     4,676
                                         --------- --------- ---------
   Total Assets                          $276,705  $298,981  $300,365
                                         ========= ========= =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
  Accounts payable                        $14,914   $22,407   $12,486
  Accrued salaries and benefits             8,974     9,355    10,516
  Other accrued liabilities                15,809    18,257    21,480
  Deferred income on shipments
   to distributors                          7,877     7,869     5,740
  Income taxes payable                     15,075    30,299    30,185
                                         --------- --------- ---------
     Total Current Liabilities             62,649    88,187    80,407

 Long-term restructuring accrual            3,411     3,515     7,035
 Other long-term obligations                9,848    10,389     9,079

 Stockholders' equity:
  Capital stock                           875,216   873,634   870,714
  Accumulated deficit                    (673,335) (675,865) (667,726)
  Accumulated other comprehensive
   income (loss)                           (1,084)     (879)      856
                                         --------- --------- ---------
      Total Stockholders' Equity          200,797   196,890   203,844
                                         --------- --------- ---------
        Total Liabilities and
         Stockholders' Equity            $276,705  $298,981  $300,365
                                         ========= ========= =========


    CONTACT: Cirrus Logic Inc., Austin
             John Kurtzweil, 512-912-3222